                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         ----------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 8, 1999

                             INFOCURE CORPORATION
       -----------------------------------------------------------------
              (exact name of registrant as specified in chapter)




     Delaware                          001-12799             58-2271614
--------------------------------------------------------------------------------
 (State or other jurisdiction         (Commission           (IRS Employer
      of Incorporation)               File Number)         Identification No.)


  1765 The Exchange, Suite 500 Atlanta, GA                   30339
--------------------------------------------------------------------------------
    (Address of principal executive office)                (zip code)


     Registrant's telephone number, including area code:      770-221-9990
                                                        ------------------




                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)

                                   Contents
                                   --------

                                                                      Page


Item 5:  Other Events...............................................    2

Item 7:  Financial Statements and Exhibits..........................    2

Signatures..........................................................    3

Item 5.  Other Events.

         On February 8, 1999, InfoCure Corporation ("InfoCure") has entered into a merger agreement with OMSystems, Inc. ("Orthotrac"), an Atlanta, Georgia based provider of practice management systems for orthodontists, in a transaction intended to be accounted for as a "pooling of interests". InfoCure will issue to the former shareholders of Orthotrac 1,144,000 shares of Infocure's common stock in connection with the merger. The merger is scheduled to close on or about February 12, 1999.

         InfoCure is making this Current Report on Form 8-K solely as a source of information for its stockholders. The acquisition of OMSystems, Inc. did not give rise to any requirement to file audited financial statements pursuant to Rule 3-05(b)(2)(i) of Regulation S-X in that none of the conditions specified in the definition of "significant subsidiary" in Rule 1-02(w) of Regulation S-X exceeds 20%.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Business Acquired

              Audited Financial Statements of OMSystems, Inc. for the year ended December 31, 1998 are attached hereto.

         (b)  Exhibits

              The following exhibits are filed herewith:

                    Exhibit                    Description

                     99.1          Press release dated January 8, 1999

                                  SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INFOCURE CORPORATION
                              (Registrant)



Date:  February 8, 1999       by:  /s/ Frederick L. Fine
                                   ---------------------
                                   Frederick L. Fine
                                   President/CEO

      REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                       2

      FINANCIAL STATEMENTS

            Balance sheet                                                      3

            Statement of operations                                            4

            Statement of changes in stockholders' equity                       5

            Statement of cash flows                                            6

            Notes to financial statements                                   7-13

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
 OMSystems, Inc.
Atlanta, Georgia

We have audited the accompanying balance sheet of OMSystems, Inc. (the "Company") as of December 31, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OMSystems, Inc. at December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998 in conformity with generally accepted accounting principles.


                                                BDO SEIDMAN, LLP

February 5, 1999

                                                                 OMSYSTEMS, INC.

                                                                   BALANCE SHEET
                                                               DECEMBER 31, 1998

ASSETS

CURRENT

   Cash and cash equivalents                                             $   517,071
   Accounts receivable, net of allowance for doubtful accounts
          of $35,000 (Note 4)                                              1,630,580
   Inventory (Note 4)                                                      1,006,287
   Prepaid expenses                                                          147,608

Total current assets                                                       3,301,546

Property and equipment at cost, net of accumulated
          depreciation (Note 2)                                            1,035,428

                                                                         $ 4,336,974
------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable                                                      $    75,404
   Accrued expenses (Note 3)                                                 455,864
   Customer deposits                                                         529,235
   Unearned revenue                                                        1,064,687
   Current portion of capital lease obligation (Note 5)                      114,000

Total current liabilities                                                  2,239,190

Capital lease obligation (Note 5)                                          1,195,013

Total liabilities                                                          3,434,203

Commitments (Notes 4, 5, and 6)

Stockholders' equity (Note 8)
   Common stock, $0.01 par value, 10,000 shares authorized and
   outstanding                                                                   100
   Paid-in capital                                                         6,390,900
   Accumulated deficit                                                    (5,488,229)

Total stockholders' equity                                                   902,771

                                                                         $ 4,336,974
------------------------------------------------------------------------------------

                          See accompanying notes to the financial statements.

                                                                 OMSYSTEMS, INC.

                                                        STATEMENTS OF OPERATIONS
                                                    YEAR ENDED DECEMBER 31, 1998

     Revenue
     -------
   Systems and software sales                                                                    $10,439,541
   Maintenance, support and other                                                                  4,512,440
------------------------------------------------------------------------------------------------------------

Total revenue                                                                                     14,951,981
------------------------------------------------------------------------------------------------------------

     Operating expenses
     ------------------
   Cost of hardware and other items purchased for resale                                           3,901,778
   Selling, general and administrative expenses                                                    7,592,800
   Compensatory stock options                                                                      6,390,000
   Officer's salaries                                                                                153,089
   Depreciation                                                                                      136,560
------------------------------------------------------------------------------------------------------------

Total operating expenses                                                                          18,174,227
------------------------------------------------------------------------------------------------------------

     Loss from operations                                                                         (3,222,246)
     --------------------

OTHER EXPENSE (INCOME)
   Interest expense                                                                                  136,588
   Other income                                                                                      (63,204)
------------------------------------------------------------------------------------------------------------

NET LOSS                                                                                         $(3,295,630)
------------------------------------------------------------------------------------------------------------

                             See accompanying notes to the financial statements.

                                                                 OMSYSTEMS, INC.

                                   STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                                    YEAR ENDED DECEMBER 31, 1998

                                                 Common Stock
                                                 ------------
                                     --------------------------------------
                                            Shares            Par Value       Paid in Capital        Deficit
-----------------------------------------------------------------------------------------------------------------
BALANCE, at December 31, 1997              10,000               $100           $      900         $   196,667

   Distributions                                -                  -                    -          (2,389,266)

   Compensatory stock options                   -                  -            6,390,000                   -

   Net loss                                     -                  -                    -          (3,295,630)
-----------------------------------------------------------------------------------------------------------------

BALANCE, at December 31, 1998              10,000               $100           $6,390,900         $(5,488,229)
-----------------------------------------------------------------------------------------------------------------

                             See accompanying notes to the financial statements.

                                                                 OMSYSTEMS, INC.

                                                         STATEMENT OF CASH FLOWS
                                                    YEAR ENDED DECEMBER 31, 1998

OPERATING ACTIVITIES
    Net loss                                                                             $(3,295,630)
    Adjustments to reconcile net loss to cash provided by
      operating activities:
        Depreciation                                                                           136,560
        Compensatory stock options                                                           6,390,000
        (Increase) in:
          Accounts receivable                                                                 (414,180)
          Inventory                                                                           (241,403)
          Prepaid expenses                                                                     (80,556)
        Increase (decrease) in:
          Accounts payable                                                                    (266,137)
          Customer deposits                                                                    162,613
          Unearned revenue                                                                     169,695
          Accrued expenses                                                                      60,120
------------------------------------------------------------------------------------------------------
Cash provided by operating activities                                                        2,621,082
------------------------------------------------------------------------------------------------------

INVESTING ACTIVITY
    Purchase of property and equipment                                                         (22,284)
------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES
    Distributions                                                                           (2,389,266)
    Repayment of capital lease obligation                                                     (103,412)
------------------------------------------------------------------------------------------------------
Cash used by financing activities                                                           (2,492,678)
------------------------------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                      106,120

CASH AND CASH EQUIVALENTS, beginning                                                           410,951
------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, ending                                                          $   517,071
------------------------------------------------------------------------------------------------------

                             See accompanying notes to the financial statements.

                                                                 OMSYSTEMS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF            DESCRIPTION OF BUSINESS
    SIGNIFICANT
    ACCOUNTING            OMSystems, Inc. (the "Company") develops, markets,
    POLICIES              installs and services computer software for the
                          medical industry. The Company also markets computer hardware and supplies.



                          REVENUE RECOGNITION

                          Revenue from the sale of systems is recognized when the system has been installed and when the related client training has been completed. Amounts billed in advance of installation and pending completion of remaining significant obligations are deferred. Revenue from support and maintenance contracts is recognized as the services are performed ratably over the contract period. Revenue from other services is recognized as they are provided.

                                            Inventory
                                            ---------

                          Inventory is valued at the lower of cost, which is determined using primarily the specific identification method, or market value. Inventory includes hardware and replacement parts.

                          PROPERTY AND EQUIPMENT

                          Property and equipment are stated at cost.
                          Depreciation is computed over the estimated useful life of the assets using accelerated methods.

                          USE OF ESTIMATES

                          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          CONCENTRATIONS OF CREDIT RISK

                          The Company markets its products and services primarily to healthcare providers. As a result, the Company may be exposed to credit risk resulting from factors impacting that industry. The company markets its products throughout the United States. This geographic diversity reduces the concentration of credit risk which may arise from the resultant accounts receivable.

                                                                 OMSYSTEMS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS


                          INCOME TAXES

                          The Company is an S Corporation for income tax purposes and, consequently, the stockholders include the taxable income or loss of the Company on their individual income tax returns. Accordingly, there is no provision for income taxes on the financial statements.

                          FAIR VALUE OF FINANCIAL INSTRUMENTS

                          The fair value of financial instruments is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of the Company's financial instruments included in the accompanying balance sheets are not materially different from their fair values as of December 31, 1998.

                          CASH AND CASH EQUIVALENTS

                          The Company considers all highly liquid investments with maturity dates of three months or less from the date of purchase to be cash equivalents.

                                 Capitalized Software and Other Assets
                                 -------------------------------------

                          Software development costs are expensed as incurred prior to establishing the technological feasibility of a product. For the period between the establishment of technological feasibility and the time a product is available for general release, such costs are capitalized. Capitalized software costs are amortized using he straight-line method over the estimated lives of the related products.

                          NEW ACCOUNTING PRONOUNCEMENTS

                          Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, is effective for all fiscal quarters of fiscal years beginning after December 15, 1997 and was adopted by the Company as of January 1, 1998. This statement establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This new pronouncement did not have an effect on the Company's financial statements when adopted.

                                                                 OMSYSTEMS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS


                          SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, effective for fiscal years beginning after December 15, 1997, establishes standards for reporting information about operating segments in annual financial statements and interim financial reports issued to shareholders. Generally, certain financial information is required to be reported on the basis that is used internally for evaluating performance of and allocation of resources to operating segments. The Company has addressed the requirements of SFAS No. 131 and determined there is no material impact on the financial statements.

                          Statement of Position 97-2, Software Revenue
                          Recognition, is effective for fiscal years beginning after December 15, 1997 and was adopted by the Company as of January 1, 1998. This statement provides guidance on applying generally accepted accounting principles in recognizing revenue on software transactions and establishes certain criteria for revenue recognition. This new pronouncement did not have a material effect on the Company's financial statements when adopted.

                          SFAS 133, Accounting for Derivative Instruments and Hedging Activities, effective for all fiscal quarters of fiscal years beginning after June 15, 1999, requires companies to recognize all derivatives contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. Accordingly, the adoption of the new standard on January 1, 2000 will not affect its financial statements.

                                                                  OMSYSTEMS, INC

                                                   NOTES TO FINANCIAL STATEMENTS


2. PROPERTY AND                Property and equipment consists of the following:
   EQUIPMENT

                                                              Estimated
                                                              Useful
                                                              Life (years)                         1998
                               ------------------------------------------------------------------------
                                 Capitalized leasehold                  15                   $1,871,020
                                 Automobiles                             5                       55,063
                                 Furniture, fixtures, and
                                 equipment                               5                      423,663
                               ------------------------------------------------------------------------
                                                                                              2,349,746

                                 Less accumulated
                                 depreciation                                                 1,314,318
                               ------------------------------------------------------------------------
                                                                                             $1,035,428
                               ------------------------------------------------------------------------

3.  ACCRUED EXPENSES             Accrued expenses consisted of the following:
                                                                                                   1998
                               ------------------------------------------------------------------------

                                 Commissions                                                 $  246,969
                                 Payroll taxes                                                  189,779
                                 Other                                                           19,116
                               ------------------------------------------------------------------------
                                                                                             $  455,864
                               ------------------------------------------------------------------------

4.  LINE OF CREDIT           In June 1998, the Company entered into a line of
                             credit agreement with a bank with a maximum available credit amount of $500,000, which is collateralized by inventory and accounts receivable. The line bears interest at the bank's prime rate (8.0% at December 31, 1998). Borrowings under the line of credit exceeding $250,000 are guaranteed by the two shareholders of the Company.
                             As of December 31, 1998, there were no borrowings under the line of credit.

                                                                 OMSYSTEMS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

5.  CAPITAL LEASE           In 1991, the Company entered into a lease agreement
    OBLIGATION              for real property with an entity controlled by the
                            two shareholders of the Company and certain family members. For accounting purposes this agreement is considered a capital lease. The capital lease obligation has an imputed interest rate of 10% per annum, monthly payments of approximately $20,000 and expires in December 2006.

                           Future minimum payments on the capital lease obligation are as follows:

                             Year                                      Amount
                           -----------------------------------------------------
                             1999                                    $  240,000
                             2000                                       240,000
                             2001                                       240,000
                             2002                                       240,000
                             2003                                       240,000
                             Thereafter                                 720,000
                           -----------------------------------------------------

                             Total minimum lease payments             1,920,000

                             Less amount representing interest          610,987
                           -----------------------------------------------------
                             Present value of net minimum lease
                               payments                               1,309,013
                             Less current portion                       114,000
                           -----------------------------------------------------

                                                                     $1,195,013
                           -----------------------------------------------------

6.  EMPLOYEE BENEFIT PLAN   The Company maintains a 401(k) profit sharing plan
                            for its employees who have completed one year of service and attained the age of 21. In addition to the amount deferred by each employee, the company may make a discretionary contribution to each participant according to a formula based upon the participant's annual compensation and age. The
                            Company has contributed approximately $22,000 to the plan for the year ended December 31, 1998.

7.  RELATED PARTY           The President of the Company serves on the Board of
    TRANSACTIONS            Directors of a bank at which the Company maintains
                            an account.

                                                                 OMSYSTEMS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS

                            The Company leases its facilities, including building and land, from an entity controlled by the two shareholders of the Company and certain family members. Lease payments aggregate approximately $240,000 per year. This lease expires December 31, 2006.

8.  STOCKHOLDERS' EQUITY    STOCK COMPENSATION PLANS

                            In 1988 the Company, through its shareholders, issued Stock Option Agreements which provide for the granting of options to purchase shares of common stock of the Company by certain employees. The shares subject to purchase under the plan are held by existing shareholders. The options are exercisable upon the occurrence of certain events including the sale of substantially all of the Company's assets, a merger involving the Company, or a more than 50% ownership change of the Company. The Company applies Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees and related interpretations in accounting for the Plan. Compensation cost has been recognized for the options in an amount equal to the difference between the fair value of the shares and the strike price of the options.

                            As the date on which the options become exercisable is dependent on future events, variable plan accounting is considered appropriate. Expense under a variable stock option plan is ultimately measured by the fair value of the shares at the date they are earned. Since preliminary negotiations for the Company's planned merger (See footnote 11) began in December 1998, the Company has recognized in 1998 $6,390,000 as compensation expense for its options.

                            The following table summarizes information relative to the Company's options:

                                                                       Weighted-
                                                                        Average
                                                                       Exercise
                                                             Options    Price
                                                             -------   ---------
                            Outstanding at December 31,
                              1997                             1618     $0.0005

                            Granted during the year ended
                              December 31, 1998                 252     $0.0005
                                                               ----
                            Outstanding at December 31,
                              1998                             1870      $0.0005

                            Options exercisable at
                             December 31, 1998                    0
                                                               ----

                            The weighted-average fair value of options granted during the year ended December 31, 1998, was estimated to be $3,400.

9.  SUPPLEMENTAL DISCLOSURE For the year ended December 31, 1998, the Company
    OF CASH FLOWS           paid approximately $137,000 cash for interest.

10. YEAR 2000 ISSUES        Like other companies, the Company could be adversely
    (UNAUDITED)             affected if the computer systems the Company, its
                            suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

11. SUBSEQUENT EVENT        The Company has entered into discussions with
                            InfoCure Corporation ("InfoCure") regarding the merger of the Company and InfoCure in a transaction expected to be accounted for as a pooling of interests. In the proposed transaction, the Company would exchange all of its equity interests for InfoCure common stock at an exchange rate of approximately 114.4 shares for each of the Company's shares. Under this scenario, the Company would exchange all of its common stock shares for approximately 1,144,000 InfoCure shares. This transaction is expected to be completed in the first quarter of 1999.